SCHEDULE 14C (Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

[ X ] Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

Element92 Resources Corp.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 (1) Titled of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration No: (3) Filing Party: (4) Date Filed:

PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION

ELEMENT92 RESOURCES CORP.
2510 Warren Avenue,
Cheyenne, Wyoming 82001

(518) 633-4177

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To our stockholders:

On July 20, 2010, our Board of Directors acted by written consent in lieu of a meeting, to adopt and approve an amendment to our Articles of Incorporation to change the name of the Corporation from Element92 Resources Corp. to Yinfu Gold Corporation.

Our Board of Directors fixed July 10, 2010 as the record date for determining the holders of common stock entitled to notice and receipt of this Information Statement.

The accompanying Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the Exchange Act ), and the rules and regulations prescribed thereunder

We will file, with the Wyoming Secretary of State, Articles of Amendment to our Articles of Incorporation to effectuate the increase of our authorized capital stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS
AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER
DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY A
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The earliest date on which the amendment to our Articles of Incorporation may be effected is August 17, 2010.

By Order of the Board of Directors:
/s/ Daniel S. Mckinney
President, Director

The date of this notice and the accompanying Information Statement is August 2, 2010.

ELEMENT92 RESOURCES CORP.
2510 Warren Avenue,
Cheyenne, Wyoming 82001

(518) 633-4177

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING

BACKGROUND

Element92 Resources Corp. ( we, us and the Company ) is a Wyoming corporation with our principal executive offices located at 2510 Warren Avenue, Cheyenne, Wyoming 82001. Our telephone number is (518) 633-4777. This Information Statement is being sent at the direction of our Board of Directors (our Board ) to inform you of action the holders of a majority of our outstanding shares of common stock have taken by written consent, in lieu of a special meeting.

On July 20, 2010, our Board unanimously adopted resolutions approving an amendment to our Articles of Incorporation to change the name of the Company from Element92 Resources Corp. to Yinfu Gold Corporation (the Amendment ).

On July 20, 2010, a majority of the holders of our common stock as of the Record Date acted by written consent, in lieu of a meeting, to approve the Amendment. The action by written consent will be effective when we file a certificate of amendment to our Articles of Incorporation with the Wyoming Secretary of State.

As of the Record Date, there were 88,047,000 shares of common stock issued.

The above-referenced written consent was taken by a majority of all existing stockholders (collectively, the Majority Stockholders ), who held, as of the Record Date, 56,785,000 common shares, or approximately 64.49%, of our issued common stock: We will file an amendment to our Articles of Incorporation with the Wyoming Secretary of State, substantially in the form attached to this Information Statement as Appendix A

Our Board elected to seek approval of the Articles of Amendment through the written consent of the Majority Stockholders for the following reason:

1.

On June 15, 2010 the Company acquired two gold mining operations located in Shandong Province, China. Additionally, as of May 10, 2010 the Company completed its acquisition of a 51% interest in Legarleon Precious Metals, Ltd. ( LPM ), for two million shares. Legarleon is a Hong Kong company that owns a seat on The Chinese Gold & Silver Society Exchange based in Hong Kong. The Chinese Gold & Silver Society Exchange provides local and international investors with a gold market in which they can exploit gold as a vehicle of investment, speculation, hedging and arbitrage. While the Company will continue to explore it s wholly owned uranium mining claims located in Quebec, Canada, the proposed name change more accurately reflects the Company s current and developing business.

All required corporate approvals for the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

The Company is paying the costs of the preparation and distribution of this Information Statement.

NAME CHANGE FROM ELEMENT92 RESOURCES CORP. TO YINFU GOLD CORPORATION

General.

On July 20, 2010, our Board unanimously approved the adoption of the Amendment. On July 20, 2010, the Majority Stockholders voted in favor of an amendment to our Articles of Incorporation to change the name of the Company from Element92 Resources Corp. to Yinfu Gold Corporation. The vote of the Majority Stockholders was obtained by written consent, in lieu of a special meeting.

Consent Required.

Approval of the Amendment required the consent of the holders of a majority of the issued and outstanding shares of our common stock as of the Record Date, or at least 44,023,501 shares of our common stock. As of the Record Date, the Majority Stockholders owned an aggregate of 56,785,000 shares of common stock, representing approximately 64.49% of our issued and outstanding shares of common stock based on a total of 88,047,000 issued and outstanding shares of common stock. The Majority Stockholders have given their written consent to the Amendment and accordingly, the requisite stockholder approval of the Amendment was obtained.

Amendment.

Our Board and the Majority Stockholders have voted to amend Article One of our Articles of Incorporation to change the name of the Company from Element92 Resources Corp. to Yinfu Gold Corporation. The text of the amendment to our Articles of Incorporation, substantially in the form attached to this Information Statement, is included as Appendix A.

Reason for the Name Change.

On June 15, 2010 the Company acquired two gold mining operations located in Shandong Province, China. Additionally, as of May 10, 2010 the Company completed its acquisition of a 51% interest in Legarleon Precious Metals, Ltd. ( LPM ), for two million shares. Legarleon is a Hong Kong company that owns a seat on The Chinese Gold & Silver Society Exchange based in Hong Kong. The Chinese Gold & Silver Society Exchange provides local and international investors with a gold market in which they can exploit gold as a vehicle of investment, speculation, hedging and arbitrage. While the Company will continue to explore it s wholly owned uranium mining claims located in Quebec, Canada, the proposed name change more accurately reflects the Company s current and developing business.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 10, 2010, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares based on a total of 88,047,000 shares issued and outstanding, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

(1 Gold Vanguard Limited, is incorporated in the British Virgin Islands and is 100% owned by Wilson Huang Dong-sheng, the Chairman and a Director of the Corporation.

(2) Goldox International Limited is a Hong Kong incorporated company owned as to 100% by Mervyn R. Cragg, the Chief Financial officer of the Company.

(3) Jiang Xiang Limited is incorporated in BVI and is owned as to 100% by Yuan Kong Mou.

Fast Profit Group Holdings Limited is incorporated in BVI and is owned as to 50% by Zhenye Mao and 50% by Yunde Cao.

DISSENTERS RIGHTS

Pursuant to Article 13, Paragraph 17-16-1302 of the Wyoming Business Corporation Act, there are no dissenters' rights with regard to this type of transaction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission ( SEC ). You may obtain such SEC filings from the SEC s website at www.sec.gov. You can also read and copy these materials at the SEC s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC s public reference room by calling the SEC at 1-800-SEC-0330.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain forward-looking statements representing our expectations or beliefs regarding our company. These forward-looking statements relate to our expectation that we will file and effect the Amendment Incorporation to change the name of the Company from Element92 Resources Corp. to Yinfu Gold Corporation. These forward-looking statements involve risks and uncertainties that the anticipated filing and effectiveness of the Amendment may not occur.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company and the matters described in this Information Statement should be addressed to Daniel S. Mckinney via facsimile at 866-417-3469 or to our principal executive offices:

2510 Warren Avenue,
Cheyenne, Wyoming 82001
Attention: Daniel S. Mckinney
(518) 633-4177

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

Element92 Resources Corp.

2. Article(s) One is amended as follows:

The name of the Corporation is Yinfu Gold Corporation.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Not Applicable

4. The amendment was adopted on 07/20/2010 .
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

P-Amendment - Revised 03/2010

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

6. If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: 88,047,000 and the number of votes of each voting group indisputably represented at the meeting: 56,785,000

AND

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group and a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group:

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

A total of 56,785,000 undisputed votes, representing 64.49% of the total issued shares were cast in favor of the amendment. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

Signature: /s/ Daniel S. Mckinney

Date: 07/29/2010
(mm/dd/yyyy)

Print Name: Daniel S. Mckinney

Title: President

Contact Person: Geoffrey Armstrong

Daytime Phone Number: (518) 638-8192 Email: dan@yinfugold.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

P-Amendment - Revised 03/2010